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                                                                   EXHIBIT 13(A)

                        Consent of Independent Auditors

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 9, 1999, with respect to the financial statements of Provident National Assurance Company and of our reports dated February 26, 1999, with respect to the financial statements and financial statement schedules of Provident National Assurance Company Separate Account B in this Post-Effective Amendment No. 49 under the Securities Act of 1933 and Amendment No. 23 under the Investment Company Act of 1940 to the Registration Statement and in the Disclosure Statement.



                                                           ERNST & YOUNG LLP
Chattanooga, Tennessee
April 30, 1999